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                                                                    EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES




              NAME                             JURISDICTION OF INCORPORATION
              ----                             -----------------------------

         Thaipo Limited                                  Thailand

     B8/32 Partners Limited                              Thailand

       Arch Petroleum Inc.                               Delaware

        Pogo Canada Ltd.                              Alberta, Canada